                                  EXHIBIT 21

                      LIST OF SUBSIDIARIES OF THE COMPANY


                                                                   Date of
                                                   Place of      Incorporation
Name                                            Incorporation   or Acquisition
----------------------------------------------  -------------  -----------------
Automated Language Processing Systems, Ltd.     Canada          November 17, 1986

a.l.p. Services, Inc.                           Utah, USA       November 25, 1987

A.L.P. SERVICES SARL                            France          November 30, 1987

INTERDOC SARL                                   France          November 30, 1987

Automated Language Processing Services, Ltd.    England         December 2, 1987

ALPNET GmbH                                     Germany         January 11, 1988

ALPNET Canada Inc.                              Canada          January 15, 1988

Dr. W.D. Haehl GmbH                             Germany         January 29, 1988

Interlingua Group Ltd.                          England         March 31, 1988

ALPNET U.K. Ltd.                                England         March 31, 1988

Interlingua S.L.                                Spain           March 31, 1988

ALPNET Singapore Pte. Ltd.                      Singapore       March 31, 1988

ALPNET Ireland Ltd.                             Ireland         August 18, 1995

AOLI Network Technology Ltd.                    China           December 12, 1995

ALPNET Netherlands BV                           The Netherlands February 12, 1996

ALPNET Belgium NV                               Belgium         September 16, 1996

Computype Limited                               England         January 31, 1997

ALPNET do Brasil Ltda.                          Brazil          August 28, 1998

NET TEXT CC AB                                  Sweden          September 1, 1998
_________________

Notes:  (1)  All subsidiaries are wholly-owned.
        (2) The Company's Korean, Japanese and Thai operations are branches of ALPNET, Inc.

                                      20